UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

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ERICKSON INCORPORATED

(Exact name of registrant as specified in its charter)

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Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200 Portland, Oregon 97239
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 22, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Erickson Incorporated (the “Company”) approved forms of a Stock Appreciation Rights Award Agreement (the “Form SAR Agreement”) and a Stock Option Agreement (the “Form Option Agreement,” and together with the Form SAR Agreement, the “Standard Agreements”), for awards of stock appreciation rights and options pursuant to the Company’s 2012 Long-Term Incentive Plan (the “2012 Plan”).

On April 22, 2016, the Compensation Committee of the Board granted stock appreciation rights (“SAR”) and stock options (the “Options”) to certain officers and employees of the Company under the 2012 Plan. In the aggregate, 166,000 options were granted and 486,000 stock appreciation rights were granted. Each of these SARs and Options has an exercise price as follows: (i) as to 1/3 of such SAR or Option, the closing price per share of Common Stock on April 22, 2016 (or the last preceding trading date for which such price is available), as reported on the NASDAQ Stock Market, which is hereby determined to be not less than the fair value of the Common Stock (the “Initial Strike Price”); (ii) as to 1/3 of such SAR or Option, the Initial Strike Price plus $2.50; and (iii) as to 1/3 of such SAR or Option, the Initial Strike Price plus $5.00. Each SAR and Option has a ten-year term and vests 20% on each of first, second, third, fourth and fifth anniversaries of the date of grant, subject to the recipient’s continuous service to the Company through each such date. Of these awards, Jeff Roberts, our President and Chief Executive Officer, received incentive stock options to acquire 100,000 shares of our Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERICKSON INCORPORATED
(Registrant)

Date:	April 28, 2016	By:	/s/ Eric K. Struik
Eric K. Struik
Chief Financial Officer